SUBLICENSE AGREEMENT
                    FIRST TRUST DOW JONES INTERNET INDEX FUND


                  This Sublicense Agreement (the "Sublicense Agreement"), dated as of June 22, 2006 is made by and among the First Trust Dow Jones Internet Index Fund (the "Sublicensee"), Dow Jones & Company, Inc. ("Licensor"), and First Trust Advisors L.P. ("Licensee" or "Sublicensor").


                              W I T N E S S E T H :

                  WHEREAS, pursuant to that certain License Agreement, dated as of September 15, 2005, by and between Licensor and Licensee and Schedule II Attached thereto (collectively the "License Agreement"), Licensor has granted Licensee a license to use certain indexes, copyright, trademark and proprietary rights and trade secrets of Licensor (as further described in the License Agreement, the "Intellectual Property") in connection with the issuance, sale, marketing and/or promotion of certain financial products (as further defined in the License Agreement, the "Products");

                  WHEREAS, Sublicensee wishes to issue, sell, market and/or promote the Products and to use and refer to the Intellectual Property in connection therewith; and

                  WHEREAS, all capitalized terms used herein shall have the meanings assigned to them in the License Agreement unless otherwise defined herein.

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, the parties hereto agree as follows:

                  1. License. Sublicensor hereby grants to Sublicensee a non-exclusive and non-transferable sublicense to use the Intellectual Property in connection with the issuance, distribution, marketing and/or promotion of the Products (as modified by Appendix A hereto, if applicable).

                  2. The Sublicensee acknowledges that it has received and read a copy of the License Agreement (excluding the Schedule setting forth the license fees) and agrees to be bound by all the provisions thereof, including, without limitation, those provisions imposing any obligations on the Licensee (including, without limitation, the indemnification obligations in Section 9 insofar as such obligations arise out of or relate to the Products to be sold, issued, marketed and/or promoted by the Sublicensee).

                  3. Sublicensee agrees that its obligations under the License Agreement pursuant to Section 2 of this Sublicense Agreement are as principal and shall be unaffected by any defense or claim that Licensee may have against Licensor.

                  4. This Sublicense Agreement shall be construed in accordance with the laws of the State of New York without reference to or inclusion of the principles of choice of law or conflicts of law of that jurisdiction. It is the intent of the parties that the substantive law of the State of New York govern this Agreement and not the law of any other jurisdiction incorporated through choice of law or conflicts of law principles. Each party agrees that any legal action, proceeding, controversy or claim between the parties arising out of or relating to this Agreement may be brought and prosecuted only in the United States District Court for the Southern District of New York or in the Supreme Court of the State of New York in and for the First Judicial Department, and by execution of this Agreement each party hereto submits to the exclusive jurisdiction of such court and waives any objection it might have based upon

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improper venue or inconvenient forum. Each party hereto hereby waives any right it may have in the future to a jury trial in connection with any legal action, proceeding controversy or claim between the parties arising out of or relating to this Agreement.

                  IN WITNESS WHEREOF, the parties hereto have executed this Sublicense Agreement as of the date first set forth above.


                                 FIRST TRUST DOW JONES INTERNET INDEX FUND

                                        /s/ James A. Bowen
                                        -------------------------------
                                 By:    James A. Bowen
                                        -------------------------------
                                 Title: President
                                        -------------------------------



                                 FIRST TRUST ADVISORS L.P.

                                        /s/ James A. Bowen
                                        -------------------------------
                                 By:    James A. Bowen
                                        -------------------------------
                                 Title: President
                                        -------------------------------


                                 DOW JONES & COMPANY, INC.


                                        /s/ Michael A. Petronella
                                        -------------------------------
                                 By:    Michael A. Petronella
                                        -------------------------------
                                 Title: President Dow Jones Indexes
                                        -------------------------------